Exhibit 99.1

The expenses to be incurred by HCP, Inc. relating to the registration and offering of $600 million of aggregate principal amount 3.400% Senior Notes due 2025 pursuant to a Registration Statement on Form S-3 (File No. 333-182824) and a related prospectus supplement filed with the Securities and Exchange Commission on January 15, 2015 is estimated to be as follows:

Estimated Fees
SEC registration fee	$70,000
Legal fees and expenses	523,000
Accounting fees and expenses	100,000
Printing fees	32,000
Rating agency fees	1,047,000
Total expenses	$1,772,000